Exhibit 99.906CERT

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2006 of the Utopia Funds (the “Form N-CSR”).

I, Paul Sutherland, Principal Executive Officer and President of the Utopia Funds, certify that, to the best of my knowledge and belief:

(i)            the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)           the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Utopia Funds.

By:	/s/ Paul Sutherland
Paul Sutherland
President (Principal Executive Officer)

Date:	December 8, 2006

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2006 of the Utopia Funds (the “Form N-CSR”).

I, Jonathan Mohrhardt, Principal Financial Officer and Treasurer of the Utopia Funds, certify that, to the best of my knowledge and belief:

(i)            the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)           the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Utopia Funds.

By:	/s/ Jonathan Mohrhardt
Jonathan Mohrhardt
Principal Financial Officer and Treasurer

Date:	December 8, 2006